TERMINATION OF

PARTNER AGREEMENT

THIS TERMINATION of Partner Agreement (“Termination”) is made as of the 3rd day of June, 2003, by and between Ruby Tuesday, Inc., a Georgia corporation (the “Company” or “RTI”), and Mark S. Ingram, an individual (“Partner”), with respect to that certain Partner Agreement dated June 5, 2002 between Company and Partner (the “Agreement”).

WHEREAS, Company and Partner are parties to the Agreement; and

WHEREAS, Partner and Company desire to terminate the Agreement as hereinafter set forth; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and conditions herein contained, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.

TERMINATION OF AGREEMENT. The Agreement shall be and is hereby terminated effective as of June 3, 2003. Such termination is occurring by mutual written agreement pursuant to Section 4.2 of the Agreement. Pursuant to the terms of the Agreement applicable to such a termination, RTI shall promptly return the Escrow Shares (or the proceeds thereof if the Escrow Shares have been converted or exchanged for other securities in connection with a corporate event affecting RTI’s capital structure), totaling 7,704 Escrow Shares, to the Partner. Partner hereby affirms that there are no liens or other restrictions against such Escrow Shares.

2.

BONUS. Partner acknowledges that no bonus is payable to Partner under the Agreement with respect to any period prior to June 3, 2003, including the Company’s Fiscal Year 2003, and waives and releases any claim or right to any other bonus under the Agreement whether relating to the Fiscal Quarter and/or Fiscal Year in which the Termination occurs, or any future Fiscal Quarter or Fiscal Year.

3.

EMPLOYMENT NOT TERMINATED. Partner’s employment status with RTI is not terminated in connection with the termination of the Agreement. The terms of the Agreement shall not apply for purposes of establishing, interpreting or otherwise implying the terms and conditions of the Partner’s employment with RTI following the termination of the Agreement.

4.

RELEASE. For and in consideration of the sum of $10.00, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Partner, knowingly and voluntarily, waives, settles, releases, and discharges RTI, its subsidiaries and affiliates, and the officers, directors, employees and agents and each of them from any and all claims, demands, damages, actions or causes of action, including any claims for attorneys’ fees which Partner has against RTI arising out of or relating to Partner’s employment with RTI, the Agreement, or the termination of the Agreement. Partner acknowledges and understands this waiver of rights includes, but is not limited to, any claims Partner may have arising under any federal, state or local laws, ordinances, or regulations pertaining to wrongful discharge or discrimination on the basis of sex, race, color, religion, creed, national origin, age or disability status, and particularly any rights Partner may have pursuant to the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, as amended, the Employment Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Civil Rights Act of 1866, or relating to Partner’s employment with RTI, the Agreement, or the termination of the Agreement. Partner waives any right he may have to file suit for any claim Partner may have or assert against RTI including, but not limited to, those which may arise under the laws and statutes named above, and further waives any right to claim or receive damages as a result of any charge of discrimination which may be filed by Partner or anyone acting on Partner’s behalf.

5.

SURVIVAL OF COVENANTS. Partner acknowledges that (a) Partner’s covenants and agreements contained in Article 5 of the Agreement survive this Termination, and (b) such covenants and agreements bind, and are enforceable against, Partner for the periods described in such Article 5 of the Agreement.

IN WITNESS WHEREOF, Partner and RTI have executed this Termination as of the 3rd day of June, 2003.

BY: /s/ Mark S. Ingram Mark S. Ingram
Ruby Tuesday, Inc. BY: /s/ Samuel E. Beall, III Title: Chairman and Chief Executive Officer
BY: /s/ Robert S. LeBoeuf Witness